Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2025 Financial Results
Announces Expansion and Final Phase of Business Optimization Plan

Fiscal 2025 Third Quarter Highlights (in millions(1))

Cloud Revenues	Profitability		EPS		Cash Flows
	Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flows
$463	$93	$395	$0.35	$0.82	$402	$374
+1.8% Y/Y	7.4% margin	31.5% margin	-2.8% Y/Y	-12.8% Y/Y	+4.6% Y/Y	+7.4% Y/Y

“On the strength of our operating model, OpenText delivered solid Q3 Cloud revenues, A-EBITDA margin and free cash flows, however, total revenues fell short of our expectations given demand volatility,” said Mark J. Barrenechea, OpenText CEO & CTO. “While every organization is managing significant uncertainty, we continue to prove the criticality of OpenText products and the resiliency of our business model, as we support customers in all industries across this dynamic environment.”

“We are incredibly proud to have expanded many customer relationships during the quarter, and we launched with great anticipation our new Titanium X platform (CE 25.2) that will allow customers to work in SaaS and hybrid environments, while making smarter decisions with OpenText Aviator AI,” said Barrenechea. “In addition, we announced the significant final phase of our Business Optimization Plan that commenced last summer. This work is important in continuously improve our A-EBITDA margin, and allow us to reinvest for the long-term in our Aviator AI platform, Content, Security and Cloud growth products.”

Mark J. Barrenechea, OpenText CEO & CTO

“I am excited to have joined such an extraordinary Canadian company. There is no other Canadian software company with the breadth, depth and clear winning position particularly in AI, Content, Security and Cloud, as OpenText. We have the operational focus to generate strong long-term margin and earnings growth, while leveraging our significant cash flow generation capability to reinvest in top priority products and investor returns. The bottom line results this quarter are a great example of our resilience and consistency. It’s an exceptional time for investors to participate in the earnings growth engine we’re building at OpenText.”

Chadwick Westlake, OpenText EVP, CFO

Waterloo, ON, April 30, 2025 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the third quarter ended March 31, 2025.

Third Quarter Financial Highlights Y/Y
•Total revenues: $1.254 billion, -13.3% Y/Y or -4.5% when adjusted for the AMC divestiture
•Annual recurring revenues (ARR): $1.030 billion, -10.1% Y/Y or -2.8% when adjusted for the AMC divestiture
•Cloud revenues: $463 million, +1.8% Y/Y, 17 consecutive quarters of cloud organic growth
•Quarterly enterprise cloud bookings(2):$151 million, -8.4% Y/Y
•Cash flows: Operating $402 million and free cash flows(3) $374 million
•Net income: GAAP $93 million, -5.6% Y/Y, Non-GAAP(3) $216 million, -16.0% Y/Y
•Adjusted EBITDA(3) of $395 million, margin of 31.5%
•Diluted earnings per share (EPS): GAAP $0.35, Non-GAAP(3) $0.82
•Returned $183 million of capital to shareholders
•Paid $68 million to shareholders through dividends
•Repurchased $115 million of common shares for cancellation

(1) Numbers represented are in millions of US dollars, except for per share or percentage metrics.
(2) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q3 Fiscal 2025 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q3 FY'25	Q3 FY'24	$ Change	% Change	Q3 FY'25 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$463	$455	$8	1.8%	$468	3.0%
Customer support	$567	$691	($124)	(17.9)%	$578	(16.4)%
Total annual recurring revenues**	$1,030	$1,146	($116)	(10.1)%	$1,046	(8.7)%
License	$138	$200	($62)	(30.9)%	$141	(29.6)%
Professional service and other	$86	$101	($15)	(14.7)%	$88	(12.6)%
Total revenues	$1,254	$1,447	($193)	(13.3)%	$1,275	(11.9)%
GAAP-based operating income	$209	$227	($18)	(7.9)%	N/A	N/A
Non-GAAP-based operating income (1)	$363	$432	($69)	(15.9)%	$366	(15.3)%
GAAP-based net income attributable to OpenText	$93	$98	($5)	(5.6)%	N/A	N/A
Non-GAAP-based net income attributable to OpenText (1)	$216	$257	($41)	(16.0)%	$218	(15.1)%
GAAP-based EPS, diluted	$0.35	$0.36	($0.01)	(2.8)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.82	$0.94	($0.12)	(12.8)%	$0.83	(11.7)%
Adjusted EBITDA (1)	$395	$464	($68)	(14.8)%	$398	(14.2)%
Operating cash flows	$402	$385	$18	4.6%	N/A	N/A
Free cash flows (1)	$374	$348	$26	7.4%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'25 YTD	FY'24 YTD	$ Change	% Change	FY'25 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,382	$1,356	$26	1.9%	$1,387	2.3%
Customer support	$1,753	$2,085	($331)	(15.9)%	$1,761	(15.5)%
Total annual recurring revenues**	$3,135	$3,441	($305)	(8.9)%	$3,148	(8.5)%
License	$453	$663	($210)	(31.6)%	$455	(31.3)%
Professional service and other	$269	$304	($35)	(11.5)%	$270	(11.3)%
Total revenues	$3,858	$4,407	($550)	(12.5)%	$3,873	(12.1)%
GAAP-based operating income	$711	$694	$17	2.5%	N/A	N/A
Non-GAAP-based operating income (1)	$1,244	$1,425	($181)	(12.7)%	$1,241	(13.0)%
GAAP-based net income attributable to OpenText	$407	$217	$190	87.7%	N/A	N/A
Non-GAAP-based net income attributable to OpenText (1)	$758	$870	($112)	(12.9)%	$756	(13.1)%
GAAP-based EPS, diluted	$1.53	$0.80	$0.73	91.3%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.85	$3.19	($0.34)	(10.7)%	$2.85	(10.8)%
Adjusted EBITDA (1)	$1,341	$1,525	($184)	(12.1)%	$1,337	(12.3)%
Operating cash flows	$672	$782	($110)	(14.1)%	N/A	N/A
Free cash flows (1)	$563	$663	($100)	(15.0)%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) For periods prior to Fiscal 2025, this is reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the period based on the forecasted utilization period. Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K.
Note: Items in tables may not add due to rounding. Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Expansion of the Business Optimization Plan

On April 29, 2025, the Board approved an expansion of our previously announced Business Optimization Plan to complete strategic initiatives, integration and simplification following the Micro Focus acquisition, AMC divestiture and other growth and innovation plans including the deployment of AI and automation. We expect up to approximately $200 million of additional costs to be incurred to complete this final phase of the Business Optimization Plan, bringing the combined plan up to approximately $260 million. This expansion includes costs associated with workforce reduction due to automation, centralization and simplification, and corresponding facility costs related to a reduction of our real estate footprint globally. On an overall basis, the expansion is expected to result in a total net reduction of approximately 2,000 positions, an increase of approximately 1,600 positions from the previously announced plan. The expanded Business Optimization Plan along with other savings initiatives, when fully implemented, is expected to generate total annualized savings of approximately $490 million to $550 million, an increase of $340 million to $400 million on an annualized basis. Of this, approximately 50% will be realized in Fiscal 2026, with the remaining annualized benefit to be realized in Fiscal 2027.
Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on April 29, 2025, a cash dividend of $0.2625 per common share. The record date for this dividend is June 6, 2025 and the payment date is June 20, 2025. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Share Repurchase
OpenText announced that in the third quarter of Fiscal 2025, it repurchased $115 million of common shares for cancellation under its share repurchase plan (the Fiscal 2025 Repurchase Plan). As of the end of the third quarter of Fiscal 2025, $266 million of common shares have been repurchased for cancellation under the Fiscal 2025 Repurchase Plan. During the fiscal quarter, OpenText also announced that it increased the authorized limit of the Fiscal 2025 Repurchase Plan by $150 million to $450 million and established an automatic share purchase plan (ASPP) with its broker to facilitate repurchases of common shares. Under the Fiscal 2025 Repurchase Plan, for the period commencing August 7, 2024 until August 6, 2025, OpenText intends to purchase for cancellation in open market transactions, from time to time, up to $450 million of its issued and outstanding common shares, subject to a maximum of 21,179,064 common shares.
Quarterly Business Highlights
•Key customer wins in the quarter include: ABN AMRO Bank, Alps Alpine North America, Avatel Telecom, Converge ICT Solutions, Criteo Technology, Fidelity National Financial, Froneri International, Japan Tobacco International (Spain), Kubus IT GbR, Leonardo UK, Pikeville Medical Center, Quantum Health, Sky Italia, SMA Solar Technology, United States Air Force.
•OpenText announced availability of Cloud Editions 25.2, formerly known as Titanium X, which brings together a comprehensive set of enterprise capabilities for process automation, data, security and AI.
•OpenText held customer summits in London and Munich, empowering businesses with the latest breakthroughs in information management and AI that are driving massive growth and productivity enhancements for the world’s largest organizations.
•OpenText launched next generation OpenText Cybersecurity Cloud with AI-powered threat detection and response capabilities.
•OpenText strengthened consumer Cybersecurity portfolio delivering multiple layers of security in a single, unified platform.

Summary of Quarterly Results
	Q3 FY'25	Q2 FY'25	Q3 FY'24	% Change (Q3 FY'25 vs Q2 FY'25)		% Change (Q3 FY'25 vs Q3 FY'24)
Revenue (millions)	$1,254	$1,335	$1,447	(6.0)%		(13.3)%
GAAP-based gross margin	71.6%	73.3%	73.0%	(170)	bps	(140)	bps
Non-GAAP-based gross margin (1)	75.7%	77.2%	76.7%	(150)	bps	(100)	bps
GAAP-based EPS, diluted	$0.35	$0.87	$0.36	(59.8)%		(2.8)%
Non-GAAP-based EPS, diluted (1)(2)	$0.82	$1.11	$0.94	(26.1)%		(12.8)%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast tomorrow on Thursday, May 1, 2025 at 8:30 a.m. ET (5:30 a.m. PT) from the Investor Relations section of the Company’s website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2025 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

About OpenText

OpenText is the leading Information Management software and services company in the world. We help organizations solve complex global problems with a comprehensive suite of Business Clouds, Business AI, and Business Technology. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at https://www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management, including delivering long term margin and earnings growth, reinvestment in growth products, margin improvement and efficiency; achieving total revenue growth, competitive advantage through innovation, and operational excellence through delivering upper quartile margins, free cash flow, earnings and capital return; customer benefits from products; A-EBITDA expansion; executing the Company’s capital allocation strategy, including expected return to shareholders; level of performance through the fiscal year; new bookings, demand, scale and revenue growth; expansion and execution of Business Optimization Plan and other savings initiatives, including timing, costs, savings, associated benefits thereof and potential adjustments of amounts thereto; innovation fueled by cloud, AI and security technologies; executing on targets and aspirations; future acquisitions or divestitures and associated strategy; future revenues, operating expenses, margins, free cash flows, interest expense and capital expenditures; net leverage and savings targets and timing thereof; market share of our products; innovation road map; intention to maintain a dividend program, including any targeted annualized dividend; expected size and timing of the Fiscal 2025 Repurchase Plan, including execution thereof; future tax rates; renewal rates; new platform and product offerings, including reinvestment therein and associated benefits to customers; internal automation and AI leverage, including our AI strategy, vision and growth; strategy to build shareholder value; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future targets and aspirations, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2025	June 30, 2024
ASSETS	(unaudited)
Cash and cash equivalents	$1,277,950	$1,280,662
Accounts receivable trade, net of allowance for credit losses of $13,379 as of March 31, 2025 and $12,108 as of June 30, 2024	593,069	626,189
Contract assets	70,878	66,450
Income taxes recoverable	18,767	61,113
Prepaid expenses and other current assets	200,969	242,911
Total current assets	2,161,633	2,277,325
Property and equipment, net of accumulated depreciation of $806,609 as of March 31, 2025 and $751,174 as of June 30, 2024	367,741	367,740
Operating lease right of use assets	209,121	219,774
Long-term contract assets	47,961	38,684
Goodwill	7,493,952	7,488,367
Acquired intangible assets	2,102,476	2,486,264
Deferred tax assets	1,004,429	932,657
Other assets	303,124	298,281
Long-term income taxes recoverable	64,389	96,615
Total assets	$13,754,826	$14,205,707
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$847,735	$931,116
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	75,538	76,446
Deferred revenues	1,526,829	1,521,416
Income taxes payable	37,231	235,666
Total current liabilities	2,523,183	2,800,494
Long-term liabilities:
Accrued liabilities	42,555	46,483
Pension liability, net	132,066	127,255
Long-term debt	6,345,390	6,356,943
Long-term operating lease liabilities	195,394	218,174
Long-term deferred revenues	171,890	162,401
Long-term income taxes payable	84,294	145,644
Deferred tax liabilities	129,646	148,632
Total long-term liabilities	7,101,235	7,205,532
Shareholders' equity:
Share capital and additional paid-in capital
259,649,857 and 267,800,517 Common Shares issued and outstanding at March 31, 2025 and June 30, 2024, respectively; authorized Common Shares: unlimited	2,200,012	2,271,886
Accumulated other comprehensive income (loss)	(75,847)	(69,619)
Retained earnings	2,082,247	2,119,159
Treasury stock, at cost (2,512,726 and 3,135,980 shares at March 31, 2025 and June 30, 2024, respectively)	(77,674)	(123,268)
Total OpenText shareholders' equity	4,128,738	4,198,158
Non-controlling interests	1,670	1,523
Total shareholders' equity	4,130,408	4,199,681
Total liabilities and shareholders' equity	$13,754,826	$14,205,707

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenues:
Cloud services and subscriptions	$462,614	$454,528	$1,381,944	$1,355,633
Customer support	567,379	691,441	1,753,464	2,084,916
License	138,363	200,363	453,099	662,627
Professional service and other	86,007	100,799	269,361	304,252
Total revenues	1,254,363	1,447,131	3,857,868	4,407,428
Cost of revenues:
Cloud services and subscriptions	174,186	186,400	521,731	537,960
Customer support	61,733	74,639	186,963	223,027
License	7,504	6,769	20,497	16,591
Professional service and other	65,487	75,455	200,443	230,836
Amortization of acquired technology-based intangible assets	47,199	48,094	141,646	195,702
Total cost of revenues	356,109	391,357	1,071,280	1,204,116
Gross profit	898,254	1,055,774	2,786,588	3,203,312
Operating expenses:
Research and development	197,333	226,521	568,753	665,608
Sales and marketing	260,102	303,750	779,913	871,384
General and administrative	115,718	145,924	321,804	450,399
Depreciation	32,474	32,109	96,524	99,615
Amortization of acquired customer-based intangible assets	79,683	100,841	242,235	334,958
Special charges (recoveries)	3,854	19,561	66,228	87,521
Total operating expenses	689,164	828,706	2,075,457	2,509,485
Income from operations	209,090	227,068	711,131	693,827
Other income (expense), net	(26,578)	9,950	6,382	(38,664)
Interest and other related expense, net	(78,816)	(132,663)	(246,713)	(413,719)
Income before income taxes	103,696	104,355	470,800	241,444
Provision for income taxes	10,842	6,028	63,618	24,434
Net income for the period	$92,854	$98,327	$407,182	$217,010
Net (income) attributable to non-controlling interests	(49)	(42)	(147)	(149)
Net income attributable to OpenText	$92,805	$98,285	$407,035	$216,861
Earnings per share—basic attributable to OpenText	$0.35	$0.36	$1.54	$0.80
Earnings per share—diluted attributable to OpenText	$0.35	$0.36	$1.53	$0.80
Weighted average number of Common Shares outstanding—basic (in '000's)	262,841	272,272	265,132	271,671
Weighted average number of Common Shares outstanding—diluted (in '000's)	263,834	273,033	265,610	272,349

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net income for the period	$92,854	$98,327	$407,182	$217,010
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(1,511)	11,765	(5,534)	(18,614)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss)—net of tax (1)	(46)	(1,634)	(3,580)	(1,953)
(Gain) loss reclassified into net income—net of tax (2)	1,371	118	2,643	455
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss)—net of tax (3)	(395)	90	289	319
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss)—net of tax (4)	—	—	(1,045)	(110)
Amortization of actuarial (gain) loss into net income—net of tax (5)	513	115	999	417
Total other comprehensive income (loss), net for the period	(68)	10,454	(6,228)	(19,486)
Total comprehensive income	92,786	108,781	400,954	197,524
Comprehensive income attributable to non-controlling interests	(49)	(42)	(147)	(149)
Total comprehensive income attributable to OpenText	$92,737	$108,739	$400,807	$197,375
______________________________
(1)Net of tax expense (recovery) of $(17) and $(589) for the three months ended March 31, 2025 and 2024, respectively; $(1,291) and $(704) for the nine months ended March 31, 2025 and 2024, respectively.
(2)Net of tax expense (recovery) of $494 and $42 for the three months ended March 31, 2025 and 2024, respectively; $952 and $163 for the nine months ended March 31, 2025 and 2024, respectively.
(3)Net of tax expense (recovery) of $91 and $24 for the three months ended March 31, 2025 and 2024, respectively; $316 and $84 for the nine months ended March 31, 2025 and 2024, respectively.
(4)Net of tax expense (recovery) of $— and $— for the three months ended March 31, 2025 and 2024, respectively; $(43) and $110 for the nine months ended March 31, 2025 and 2024, respectively.
(5)Net of tax expense (recovery) of $83 and $50 for the three months ended March 31, 2025 and 2024, respectively; $267 and $175 for the nine months ended March 31, 2025 and 2024, respectively.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended March 31, 2025
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2024	263,728	$2,275,583	(4,226)	$(144,432)	$2,174,514	$(75,779)	$1,621	$4,231,507
Issuance of Common Shares
Under employee stock option plans	—	3	—	—	—	—	—	3
Under employee stock purchase plans	273	6,551	—	—	—	—	—	6,551
Share-based compensation	—	23,000	—	—	—	—	—	23,000
Purchase of treasury stock	—	—	(297)	(7,564)	—	—	—	(7,564)
Issuance of treasury stock	—	(73,720)	2,010	74,322	(425)	—	—	177
Repurchase of Common Shares	(4,351)	(31,405)	—	—	(115,412)	—	—	(146,817)
Dividends declared ($0.2625 per Common Share)	—	—	—	—	(69,235)	—	—	(69,235)
Other comprehensive income (loss) - net	—	—	—	—	—	(68)	—	(68)
Net income for the period	—	—	—	—	92,805	—	49	92,854
Balance as of March 31, 2025	259,650	$2,200,012	(2,513)	$(77,674)	$2,082,247	$(75,847)	$1,670	$4,130,408

	Three Months Ended March 31, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of December 31, 2023	271,855	$2,261,856	(4,400)	$(179,089)	$2,029,643	$(83,499)	$1,436	$4,030,347
Issuance of Common Shares
Under employee stock option plans	517	17,315	—	—	—	—	—	17,315
Under employee stock purchase plans	190	6,698	—	—	—	—	—	6,698
Share-based compensation	—	35,947	—	—	—	—	—	35,947
Issuance of treasury stock	—	(45,058)	1,023	45,483	(425)	—	—	—
Dividends declared ($0.25 per Common Share)	—	—	—	—	(68,443)	—	—	(68,443)
Other comprehensive income (loss) - net	—	—	—	—	—	10,454	—	10,454
Net income for the period	—	—	—	—	98,285	—	42	98,327
Balance as of March 31, 2024	272,562	$2,276,758	(3,377)	$(133,606)	$2,059,060	$(73,045)	$1,478	$4,130,645

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Nine Months Ended March 31, 2025
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681
Issuance of Common Shares
Under employee stock option plans	70	1,883	—	—	—	—	—	1,883
Under employee stock purchase plans	992	25,722	—	—	—	—	—	25,722
Share-based compensation	—	82,801	—	—	—	—	—	82,801
Purchase of treasury stock	—	—	(2,484)	(72,587)	—	—	—	(72,587)
Issuance of treasury stock	—	(115,556)	3,107	118,181	(1,127)	—	—	1,498
Repurchase of Common Shares	(9,213)	(66,724)	—	—	(233,668)	—	—	(300,392)
Dividends declared ($0.7875 per Common Share)	—	—	—	—	(209,152)	—	—	(209,152)
Other comprehensive income (loss) - net	—	—	—	—	—	(6,228)	—	(6,228)
Net income for the period	—	—	—	—	407,035	—	147	407,182
Balance as of March 31, 2025	259,650	$2,200,012	(2,513)	$(77,674)	$2,082,247	$(75,847)	$1,670	$4,130,408

	Nine Months Ended March 31, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	942	31,318	—	—	—	—	—	31,318
Under employee stock purchase plans	717	23,709	—	—	—	—	—	23,709
Share-based compensation	—	112,944	—	—	—	—	—	112,944
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(68,160)	1,559	71,076	(2,916)	—	—	—
Dividends declared ($0.75 per Common Share)	—	—	—	—	(203,869)	—	—	(203,869)
Other comprehensive income (loss) - net	—	—	—	—	—	(19,486)	—	(19,486)
Net income for the period	—	—	—	—	216,861	—	149	217,010
Balance as of March 31, 2024	272,562	$2,276,758	(3,377)	$(133,606)	$2,059,060	$(73,045)	$1,478	$4,130,645

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income for the period	$92,854	$98,327	$407,182	$217,010
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	159,356	181,044	480,405	630,275
Share-based compensation expense	23,000	36,042	82,919	113,312
Pension expense	3,381	3,196	10,194	9,579
Amortization of debt discount and issuance costs	5,539	6,766	16,334	19,587
Write-off of right of use assets	46	4,278	1,431	15,241
Adjustment to gain on AMC Divestiture	—	—	4,175	—
Loss on extinguishment of debt	—	10,803	—	10,803
Loss on sale and write down of property and equipment, net	289	(162)	728	1,715
Deferred taxes	(38,794)	(72,144)	(91,771)	(249,174)
Share in net (income) loss of equity investees	(1,644)	835	(3,637)	19,013
Changes in derivative instruments	9,836	(16,671)	(10,778)	3,551
Changes in operating assets and liabilities:
Accounts receivable	70,030	111,772	111,909	51,487
Contract assets	(36,155)	(24,859)	(96,101)	(71,486)
Prepaid expenses and other current assets	(17,401)	728	37,177	4,717
Income taxes	12,578	16,943	(184,149)	75,676
Accounts payable and accrued liabilities	46,802	(24,731)	(81,308)	(72,887)
Deferred revenue	82,367	56,840	10,960	14,338
Other assets	(6,146)	650	(7,582)	5,868
Operating lease assets and liabilities, net	(3,697)	(4,960)	(15,661)	(16,154)
Net cash provided by operating activities	402,241	384,697	672,427	782,471
Cash flows from investing activities:
Additions of property and equipment	(28,412)	(36,537)	(108,997)	(119,316)
Purchase of Micro Focus, net of cash acquired	—	—	—	(9,272)
Settlement of derivative instruments	(10,380)	—	(10,380)	—
Adjustment to proceeds from AMC Divestiture	—	—	(11,686)	—
Proceeds from interest on derivative instruments	2,647	2,490	5,166	4,456
Other investing activities	582	6,315	6,474	(468)
Net cash used in investing activities	(35,563)	(27,732)	(119,423)	(124,600)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	8,185	27,770	25,925	57,027
Repayment of long-term debt and Revolver	(8,962)	(186,463)	(26,888)	(559,389)
Net change in transition services agreement obligation	(37,215)	—	(15,277)	—
Debt issuance costs	—	—	(1,066)	(2,792)
Repurchase of Common Shares	(114,563)	—	(267,969)	—
Purchase of treasury stock	(5,136)	—	(70,159)	(53,085)
Payments of dividends to shareholders	(67,961)	(67,293)	(205,335)	(200,672)
Other financing activities	—	(1,447)	—	(1,447)
Net cash used in financing activities	(225,652)	(227,433)	(560,769)	(760,358)
Foreign exchange gain (loss) on cash held in foreign currencies	14,660	(7,521)	4,866	(3,982)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	155,686	122,011	(2,899)	(106,469)
Cash, cash equivalents and restricted cash at beginning of the period	1,124,208	1,005,472	1,282,793	1,233,952
Cash, cash equivalents and restricted cash at end of the period	$1,279,894	$1,127,483	$1,279,894	$1,127,483

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2025	March 31, 2024
Cash and cash equivalents	$1,277,950	$1,125,323
Restricted cash (1)	1,944	2,160
Total cash, cash equivalents and restricted cash	$1,279,894	$1,127,483

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its condensed consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its condensed consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Condensed Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to F'25 targets and F’27 aspirations, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2025 (In thousands, except for per share data)
	Three Months Ended March 31, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$174,186		$(1,846)	(1)	$172,340
Customer support	61,733		(812)	(1)	60,921
Professional service and other	65,487		(922)	(1)	64,565
Amortization of acquired technology-based intangible assets	47,199		(47,199)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	898,254	71.6%	50,779	(3)	949,033	75.7%
Operating expenses
Research and development	197,333		(4,737)	(1)	192,596
Sales and marketing	260,102		(6,842)	(1)	253,260
General and administrative	115,718		(7,841)	(1)	107,877
Amortization of acquired customer-based intangible assets	79,683		(79,683)	(2)	—
Special charges (recoveries)	3,854		(3,854)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	209,090		153,736	(5)	362,826
Other income (expense), net	(26,578)		26,578	(6)	—
Provision for income taxes	10,842		57,320	(7)	68,162
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	92,805		122,994	(8)	215,799
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.35		$0.47	(8)	$0.82

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 10% and a Non-GAAP-based tax rate of approximately 24% ; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based income to Non-GAAP-based net income:

	Three Months Ended March 31, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$92,805	$0.35
Add (deduct):
Amortization	126,882	0.49
Share-based compensation	23,000	0.09
Special charges (recoveries)	3,854	0.01
Other (income) expense, net	26,578	0.10
GAAP-based provision for income taxes	10,842	0.04
Non-GAAP-based provision for income taxes	(68,162)	(0.26)
Non-GAAP-based net income, attributable to OpenText	$215,799	$0.82
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2025
GAAP-based net income, attributable to OpenText	$92,805
Add:
Provision for income taxes	10,842
Interest and other related expense, net	78,816
Amortization of acquired technology-based intangible assets	47,199
Amortization of acquired customer-based intangible assets	79,683
Depreciation	32,474
Share-based compensation	23,000
Special charges (recoveries)	3,854
Other (income) expense, net	26,578
Adjusted EBITDA	$395,251

GAAP-based net income margin	7.4%
Adjusted EBITDA margin	31.5%
Reconciliation of Free cash flows

Three Months Ended March 31, 2025
GAAP-based cash flows provided by operating activities	$402,241
Add:
Capital expenditures (1)	$(28,412)
Free cash flows	$373,829

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2025 (In thousands, except for per share data)
	Nine Months Ended March 31, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$521,731		$(6,828)	(1)	$514,903
Customer support	186,963		(3,293)	(1)	183,670
Professional service and other	200,443		(3,509)	(1)	196,934
Amortization of acquired technology-based intangible assets	141,646		(141,646)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,786,588	72.2%	155,276	(3)	2,941,864	76.3%
Operating expenses
Research and development	568,753		(20,560)	(1)	548,193
Sales and marketing	779,913		(27,380)	(1)	752,533
General and administrative	321,804		(21,349)	(1)	300,455
Amortization of acquired customer-based intangible assets	242,235		(242,235)	(2)	—
Special charges (recoveries)	66,228		(66,228)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	711,131		533,028	(5)	1,244,159
Other income (expense), net	6,382		(6,382)	(6)	—
Provision for income taxes	63,618		175,768	(7)	239,386
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	407,035		350,878	(8)	757,913
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.53		$1.32	(8)	$2.85

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 14% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$407,035	$1.53
Add (deduct):
Amortization	383,881	1.44
Share-based compensation	82,919	0.31
Special charges (recoveries)	66,228	0.25
Other (income) expense, net	(6,382)	(0.02)
GAAP-based provision for income taxes	63,618	0.24
Non-GAAP-based provision for income taxes	(239,386)	(0.90)
Non-GAAP-based net income, attributable to OpenText	$757,913	$2.85
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2025
GAAP-based net income, attributable to OpenText	$407,035
Add:
Provision for income taxes	63,618
Interest and other related expense, net	246,713
Amortization of acquired technology-based intangible assets	141,646
Amortization of acquired customer-based intangible assets	242,235
Depreciation	96,524
Share-based compensation	82,919
Special charges (recoveries)	66,228
Other (income) expense, net	(6,382)
Adjusted EBITDA	$1,340,536

GAAP-based net income margin	10.6%
Adjusted EBITDA margin	34.7%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2025
GAAP-based cash flows provided by operating activities	$672,427
Add:
Capital expenditures (1)	(108,997)
Free cash flows	$563,430

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2024 (In thousands, except for per share data)
	Three Months Ended December 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$172,288		$(2,796)	(1)	$169,492
Customer support	62,656		(1,139)	(1)	61,517
Professional service and other	68,041		(1,273)	(1)	66,768
Amortization of acquired technology-based intangible assets	47,203		(47,203)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	977,976	73.3%	52,411	(3)	1,030,387	77.2%
Operating expenses
Research and development	180,727		(7,656)	(1)	173,071
Sales and marketing	273,929		(11,223)	(1)	262,706
General and administrative	99,356		(6,274)	(1)	93,082
Amortization of acquired customer-based intangible assets	81,048		(81,048)	(2)	—
Special charges (recoveries)	15,238		(15,238)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	295,799		173,850	(5)	469,649
Other income (expense), net	68,615		(68,615)	(6)	—
Provision for income taxes	50,893		41,755	(7)	92,648
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	229,862		63,480	(8)	293,342
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.87		$0.24	(8)	$1.11

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 18% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$229,862	$0.87
Add (deduct):
Amortization	128,251	0.49
Share-based compensation	30,361	0.11
Special charges (recoveries)	15,238	0.06
Other (income) expense, net	(68,615)	(0.26)
GAAP-based provision for income taxes	50,893	0.19
Non-GAAP-based provision for income taxes	(92,648)	(0.35)
Non-GAAP-based net income, attributable to OpenText	$293,342	$1.11
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2024
GAAP-based net income, attributable to OpenText	$229,862
Add (deduct):
Provision for income taxes	50,893
Interest and other related expense, net	83,615
Amortization of acquired technology-based intangible assets	47,203
Amortization of acquired customer-based intangible assets	81,048
Depreciation	31,879
Share-based compensation	30,361
Special charges (recoveries)	15,238
Other (income) expense, net	(68,615)
Adjusted EBITDA	$501,484

GAAP-based net income margin	17.2%
Adjusted EBITDA margin	37.6%
Reconciliation of Free cash flows

Three Months Ended December 31, 2024
GAAP-based cash flows provided by operating activities	$347,992
Add:
Capital expenditures (1)	(41,269)
Free cash flows	$306,723

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2024 (In thousands, except for per share data)
	Three Months Ended March 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$186,400		$(3,292)	(1)	$183,108
Customer support	74,639		(1,149)	(1)	73,490
Professional service and other	75,455		(1,458)	(1)	73,997
Amortization of acquired technology-based intangible assets	48,094		(48,094)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,055,774	73.0%	53,993	(3)	1,109,767	76.7%
Operating expenses
Research and development	226,521		(10,799)	(1)	215,722
Sales and marketing	303,750		(12,260)	(1)	291,490
General and administrative	145,924		(7,084)	(1)	138,840
Amortization of acquired customer-based intangible assets	100,841		(100,841)	(2)	—
Special charges (recoveries)	19,561		(19,561)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	227,068		204,538	(5)	431,606
Other income (expense), net	9,950		(9,950)	(6)	—
Provision for income taxes	6,028		35,824	(7)	41,852
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	98,285		158,764	(8)	257,049
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.36		$0.58	(8)	$0.94

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 6% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$98,285	$0.36
Add (deduct):
Amortization	148,935	0.55
Share-based compensation	36,042	0.13
Special charges (recoveries)	19,561	0.07
Other (income) expense, net	(9,950)	(0.04)
GAAP-based provision for income taxes	6,028	0.02
Non-GAAP-based provision for income taxes	(41,852)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$257,049	$0.94

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2024
GAAP-based net income, attributable to OpenText	$98,285
Add (deduct):
Provision for income taxes	6,028
Interest and other related expense, net	132,663
Amortization of acquired technology-based intangible assets	48,094
Amortization of acquired customer-based intangible assets	100,841
Depreciation	32,109
Share-based compensation	36,042
Special charges (recoveries)	19,561
Other (income) expense, net	(9,950)
Adjusted EBITDA	$463,673

GAAP-based net income margin	6.8%
Adjusted EBITDA margin	32.0%

Reconciliation of Free cash flows

Three Months Ended March 31, 2024
GAAP-based cash flows provided by operating activities	$384,697
Add:
Capital expenditures (1)	(36,537)
Free cash flows	$348,160

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2024 (In thousands, except for per share data)
	Nine Months Ended March 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$537,960		$(9,892)	(1)	$528,068
Customer support	223,027		(3,335)	(1)	219,692
Professional service and other	230,836		(5,096)	(1)	225,740
Amortization of acquired technology-based intangible assets	195,702		(195,702)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	3,203,312	72.7%	214,025	(3)	3,417,337	77.5%
Operating expenses
Research and development	665,608		(35,300)	(1)	630,307
Sales and marketing	871,384		(37,294)	(1)	834,091
General and administrative	450,399		(22,395)	(1)	428,004
Amortization of acquired customer-based intangible assets	334,958		(334,958)	(2)	—
Special charges (recoveries)	87,521		(87,521)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	693,827		731,493	(5)	1,425,320
Other income (expense), net	(38,664)		38,664	(6)	—
Provision for income taxes	24,434		117,191	(7)	141,625
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	216,861		652,966	(8)	869,827
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.80		$2.39	(8)	$3.19

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 10% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$216,861	$0.80
Add (deduct):
Amortization	530,660	1.95
Share-based compensation	113,312	0.42
Special charges (recoveries)	87,521	0.32
Other (income) expense, net	38,664	0.13
GAAP-based provision for income taxes	24,434	0.09
Non-GAAP-based provision for income taxes	(141,625)	(0.52)
Non-GAAP-based net income, attributable to OpenText	$869,827	$3.19

Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2024
GAAP-based net income, attributable to OpenText	$216,861
Add:
Provision for income taxes	24,434
Interest and other related expense, net	413,719
Amortization of acquired technology-based intangible assets	195,702
Amortization of acquired customer-based intangible assets	334,958
Depreciation	99,615
Share-based compensation	113,312
Special charges (recoveries)	87,521
Other (income) expense, net	38,664
Adjusted EBITDA	$1,524,786

GAAP-based net income margin	4.9%
Adjusted EBITDA margin	34.6%
Reconciliation of Free cash flows

Nine Months Ended March 31, 2024
GAAP-based cash flows provided by operating activities	$782,471
Add:
Capital expenditures (1)	(119,316)
Free cash flows	$663,155

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2025 and 2024:

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	12%	22%	12%
GBP	5%	6%	5%	7%
CAD	3%	11%	3%	10%
USD	58%	48%	59%	50%
Other	11%	23%	11%	21%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2025		Nine Months Ended March 31, 2024
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	12%	22%	12%
GBP	5%	6%	5%	7%
CAD	3%	11%	3%	10%
USD	58%	48%	59%	51%
Other	11%	23%	11%	20%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).